Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-14838
Chapter 11

CENTURY-ML CABLE VENTURE

(Name of Debtor)

Monthly Operating Report for
the period ended December 31, 2002 *

Debtor’s Address:
Urb. Industrial Tres Monjitas
1 Calle Manuel Camunas
San Juan, PR 00918-1485

Daniel J. Aaron, P.C.

(Debtor Attorney)

Monthly Operating Profit: $212
($ in thousands)

Monthly Operating Profit: $212 ($ in thousands)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.*

Date: January 23, 2003
By: /s/ CHRISTOPHER T. DUNSTAN
Christopher T. Dunstan
Executive Vice President, Treasurer
and Chief Financial Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT_____

*All amounts herein are preliminary and subject to revision. The debtor reserves all rights to revise this report.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED BALANCE SHEET
(Dollars in thousands)

December 31, 2002
ASSETS:
Property, plant and equipment - net	$6,487
Intangible assets - net	1,528
Cash and cash equivalents	9,818
Subscriber receivables - net	433
Prepaid expenses and other assets - net	55,166
Intercompany receivables	1,542
Related party receivables	231

Total assets	$75,205

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$1,130
Subscriber advance payments and deposits	332
Accrued expenses and other liabilities	191
Deferred income taxes	45

1,698

Liabilities subject to compromise:
Accounts payable	901
Accrued expenses and other liabilities	1,155
Intercompany payables	11,712

Total liabilities subject to compromise	13,768

Total liabilities	15,466

Contingencies (Note 9)
Stockholders' equity:
Additional paid-in capital	56,800
Retained earnings	2,939

Total stockholders' equity	59,739

Total liabilities and stockholders' equity	$75,205

        The accompanying notes are an integral part of these unaudited financial statements.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED STATEMENTS OF OPERATIONS
(Dollars in thousands)

	For the Month Ended December 31, 2002	For the Three Months Ended December 31, 2002
Revenues	$870	$2,606
Cost and expenses:
Direct operating and programming	348	960
Selling, general and administrative	115	348
Non-recurring professional fees	36	71
Depreciation	89	247
Management fees	65	189

Operating income before reorganization expenses due to bankruptcy	217	791

Reorganization expenses due to bankruptcy	5	75

	212	716
Operating income
Interest income	10	40

Income before income taxes	222	756
Income tax expense	98	123

Net income	$124	$633

        The accompanying notes are an integral part of these unaudited financial statements.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
UNAUDITED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Month Ended December 31, 2002	For the Three Months Ended December 31, 2002
Cash flows from operating activities:
Net income	$124	$633
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	89	247
Reorganization expenses due to bankruptcy	5	75
Non-recurring professional fees	36	71
Change in assets and liabilities:
Subscriber receivables - net	32	97
Prepaid expenses and other assets - net	(16)	(6)
Accounts payable	(9)	225
Subscriber advance payments and deposits	36	31
Accrued interest and other liabilities	(96)	(27)

Net cash provided by operating activities	201	1,346

Cash flows from investing activities:
Expenditures for property, plant and equipment	(286)	(598)
Intercompany receivables and payables - net	138	682

Net cash (used for) provided by investing activities	(148)	84

Increase in cash and cash equivalents	53	1,430
Cash and cash equivalents, beginning of period	9,765	8,388

Cash and cash equivalents, end of period	$9,818	$9,818

        The accompanying notes are in integral part of these unaudited financial statements.

CENTURY — ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(Dollars in thousands)

1. Organization, Business and Proceedings under Chapter 11

        Century-ML Cable Venture (“CMLCV” or the “Company”) owns, operates and manages cable television systems and other related telecommunications businesses located in Puerto Rico. CMLCV’s operations consist primarily of selling video programming, which is distributed to subscribers for a monthly fee through a network of fiber optic and coaxial cables.

Bankruptcy Proceedings

        On September 30, 2002, CMLCV filed voluntary petitions to reorganize under Chapter 11 (“Chapter 11”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). CMLCV is operating its business as a debtor-in-possession.

        CMLCV is a Joint Venture partnership between ML Media Partners, L.P. (“ML Media”) and Century Communications Corporation (“Century”) a wholly owned subsidiary of Adelphia Communications Corporation (“Adelphia”). Century-ML Cable Corporation, a wholly-owned subsidiary of CMLCV, did not file and has not been included in these unaudited financial statements.

        Adelphia, certain of its majority-owned subsidiaries and subsidiaries that are 50% owned and controlled by Adelphia filed voluntary petitions to reorganize under Chapter 11 with the Bankruptcy Court on June 25, 2002 (including Century which filed on June 10, 2002). Additionally, the unaudited financial statements do not include any entities owned and/or controlled by the John J. Rigas family (the “Rigas family”).

Basis of Presentation

        Until a plan of reorganization is confirmed by the Bankruptcy Court, the unaudited financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants’ (“AICPA”) Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”) and generally accepted accounting principles in the United States of America (“GAAP”). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of December 31, 2002, or the results of its operations or its cash flows for the month and the three months ended December 31, 2002 in conformity with GAAP because the unaudited consolidated financial statements exclude the financial position and results of operations of the Non-filing entities.  Further, certain disclosures normally included in consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. The accompanying unaudited financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern.

        SOP 90-7 requires (i) that pre-petition liabilities that are subject to compromise be segregated in the Company’s balance sheet as liabilities subject to compromise and (ii) that revenues, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization and restructuring of the Company be reported separately as reorganization expenses in the statement of operations. As a result of the reorganization proceedings under Chapter 11, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the unaudited financial statements. The Company believes that cash flows from operations should allow the Company to continue as a going concern. However, there can be no assurance of this. The Company’s ability to continue as a going concern is also dependent upon its ability to generate sufficient cash flow from operations to meet its obligations as they become due. In the event a Chapter 11 plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company’s business thereafter will be dependent on the Company’s ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company’s business from the terms and conditions of such a plan of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company’s ability to continue as a going concern.

        The accompanying unaudited financial statements have been derived from the books and records of the Company and Adelphia. However, certain financial information, derived from the Company and/or Adelphia, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures (such as tests for asset impairment), the Company believes that the financial information will be subject to changes, and these changes could be material. The Company’s intangible assets are comprised primarily of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, the Company has discontinued amortizing its purchased franchises and goodwill as of January 1, 2002. SFAS No. 142 requires testing of impairment annually for goodwill and indefinite-lived intangible assets, or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of purchased franchises and goodwill. Any such adjustment, as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company’s financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements.

        The Company is reviewing the books and records and other information on an on-going basis to determine whether the accompanying unaudited financial statements should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited financial statements. These accompanying unaudited financial statements should not be considered an admission of the Company’s income, expenditures or general financial condition, but rather, a current compilation of the Company’s books and records. The Company does not make, and/or specifically disclaim any representation or warranty as to the completeness or accuracy of the information set forth herein.

        The operating results for the period presented herein may not be indicative of the operating results for the full year or any future interim period.

        All significant intercompany accounts have been presented gross for purposes of these unaudited financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in the consolidation. See Note 5 to these unaudited financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of the Company’s management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants below, PricewaterhouseCoopers, LLP (“PwC”), the Company’s and Adelphia’s independent accountants, have not completed their audit of the Company or Adelphia as of and for the year ended December 31, 2001 or its re-audits as of and for the years ended December 31, 1999 and 2000.

Dismissal of Former Independent Public Accountants

        As disclosed in Adelphia’s Current Report on Form 8-K filed on June 14, 2002, as amended, on June 9, 2002, Adelphia dismissed Deloitte & Touche LLP (“Deloitte”), the Company’s and Adelphia’s former independent public accountants. As a result of actions taken by the former management of Adelphia, the Company has not yet completed its financial statements as of and for the year ended December 31, 2001 or received its independent auditor’s report thereon. As of the date Deloitte was dismissed as the Company’s and Adelphia’s independent public accountants, Deloitte completed its audit and issued its independent auditors’ report with respect to the Company’s financial statements as of and for the year ended December 31, 2001. As disclosed in a press release attached to its Current Report on Form 8-K filed on June 21, 2002, Adelphia announced that it had been advised by Deloitte, that based on management’s decision to restate Adelphia’s financial statements, Deloitte has withdrawn certifications of financial statements of the Company and Adelphia that Deloitte had issued since March 2001. It is expected that Adelphia may also restate its financial statements for years ended December 31, 1999 and 2000 and possibly other periods. Current management took control of Adelphia in May 2002 and, on June 13, 2002, retained PwC as independent accountants. Adelphia’s Board of Directors and the Audit Committee of the Board of Directors approved the decision to change independent accountants. At this time, PwC has not completed the audits of Adelphia and/or the Company and, therefore, it is not known whether the completion of Adelphia’s and/or the Company’s audit or subsequent quarterly reviews by PwC will result in adjustments that may have a material impact on the Company’s financial statements and related information as presented herein.

2. Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 since September 30, 2002. The Company has been authorized by the U.S. Bankruptcy Court overseeing the proceeding to operate its business in the ordinary course.

        As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. Although pre-petition claims are generally stayed, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved the Company’s motions to pay certain pre-petition obligations including, but not limited to employee wages and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may reject pre-petition executory contracts and unexpired leases with respect to the Company’s operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. The Company will notify all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against the Company must be filed if the claimants wish to establish a formal claim in the Chapter 11 case. No bar date has yet been set by the Bankruptcy Court. Differences between liability amounts estimated by the Company and claims filed by creditors will be investigated and the Bankruptcy Court will make a final determination of the allowable claim. Accordingly, the ultimate amount of the Company’s total liabilities is presently not determinable. The determination of how such liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a Chapter 11 plan of reorganization as discussed in Note 1. Accordingly, the ultimate amount of such liabilities is presently not determinable. On January 15, 2003, the Company filed its Statement of Financial Affairs and Schedules (“SOFA”), submitting only information on payments made within one year immediately preceding the commencement of the Chapter 11 filing to those who were insiders, as defined. The Company will be filing an amended SOFA with additional information within the deadlines approved by the Bankruptcy Court.

        As of December 31, 2002, the Company estimates that it has liabilities subject to compromise of $13,768. Liabilities subject to compromise has been reported in accordance with SOP 90-7 and GAAP, such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain other claims, the values of any collateral securing such claims, and/or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared. Accordingly, the values set forth in the accompanying unaudited financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

3. Non-Recurring Professional Fees and Reorganization Expenses

        The Company is also incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to Adelphia’s and the Company’s reorganization. These expenses have been provisionally allocated to the Company and include various accounting and other professional fees and consist of legal, special investigation, forensic and re-audit fees. The provisional allocation was consistently applied to all Adelphia entities, including joint ventures and was prorated based on each entity’s revenues. The management of Adelphia and their legal counsel are currently confirming the treatment of this allocation.

        Based on current management’s interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited statements of operations. These expenses include legal, restructuring and financial consultants and fees for the Company.

4. Accounts Payable and Accrued Expenses

        To the best of the Company’s knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid were fully paid as of December 31, 2002.

5. Intercompany and Related Party Receivables and Payables

        The accompanying unaudited financial statements include intercompany receivables and payables related to all of the Company’s and Adelphia’s subsidiaries. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables included in the liabilities in the unaudited balance sheet. The intercompany payables have been segregated between pre and post bankruptcy petition and none of the intercompany balances have been collateralized.

        Related party receivables represent advances to certain related parties, including entities owned and/or controlled by the Rigas family. No related party balances have been collateralized.

6. Cash and Cash Equivalents

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

7. Subscriber Receivables

        Subscriber receivables are comprised of monthly amounts due from the Company’s subscribers and are reported net of allowance for doubtful accounts of $65.

8. Prepaid Expenses and Other Assets — Net

        Included in prepaid expenses and other assets — net is the Company’s investment in its wholly-owned subsidiary, Century-ML Cable Corporation.

9. Contingencies

        On or about March 24, 2000, ML Media commenced an action by filing a Verified Complaint (the “Complaint”) in the Supreme Court of the State of New York, New York County, against Arahova Communications, Inc., Century and Adelphia. In the nine count Complaint, ML Media alleged that it entered into a joint venture agreement (the “Agreement”) with Century which, as subsequently modified, governed the ownership, operation and disposition of the Company. The Complaint alleged that Adelphia and its affiliates took over Century’s interest in the Company on or about October 1, 1999, and, according to the Complaint, breached their fiduciary obligations to the Company and violated certain provisions of the Agreement. The Complaint further alleged that ML Media gave Century notice that ML Media was exercising its rights under the Agreement to require that Century elect to (a) purchase ML Media’s interest in the Company at an appraised fair value, or (b) seek to sell the cable systems to one or more third parties. Century, according to the Complaint, elected to pursue the sale of the cable systems and indicated that it was evaluating whether Century or an affiliate thereof would make an offer for the cable systems. The Complaint alleged that Century or its affiliates’ potential participation in the sale process was improper. The Complaint asked for, among other things, the dissolution of the Company and the appointment of a receiver to effect a prompt sale of the Company. On or about April 24, 2000, the defendants denied the material allegations of the Complaint and Century asserted three counterclaims against ML Media by reason of ML Media’s alleged failure to cooperate in Century’s efforts to sell the cable systems. On or about May 15, 2000, ML Media denied the material allegations of Century’s counterclaims.

        On December 13, 2001, the parties reached a settlement. In connection with the settlement, Adelphia, Century, the Company, ML Media and Highland Holdings, L.P. (“Highland”), a general partnership owned and controlled by members of the Rigas family, entered into an agreement (the “Recap Agreement”) pursuant to which the Company agreed to redeem ML Media’s 50% interest in the Company (the “Redemption”) on or before September 30, 2002 for a purchase price of $275,000, or subject to certain events, to $279,800. Among other things, the Recap Agreement provided that Highland would arrange debt financing for the Redemption, guarantee debt service on and after the closing, and acquire a 60% ownership interest in the recapitalized Company. If the Redemption did not occur, Adelphia agreed to purchase ML Media’s 50% interest in the Company under similar terms. Century’s 50% interest in the Company has been pledged to ML Media as collateral for Adelphia’s obligations under the Recap Agreement. On or about December 18, 2001, $10,000 was placed on deposit as earnest funds for the transaction (the “Deposit”). Simultaneously with the execution of the settlement agreement, ML Media, Adelphia and certain of its subsidiaries entered into a Stipulation of Settlement, pursuant to which the litigation between them was stayed pending the Redemption.

        On or about May 28, 2002, ML Media notified the Company, Adelphia, Century and Highland that, by virtue of a change in the control of Adelphia, the Redemption’s closing date under the Recap Agreement had been accelerated from September 30, 2002, to June 7, 2002 in the case of the Company and June 10, 2002, in the case of Adelphia. Adelphia notified ML Media that no change of control transaction as contemplated by the Recap Agreement had occurred. On June 10, 2002, Adelphia and Century sought a temporary restraining order and preliminary injunction prohibiting ML Media from exercising its purported rights or remedies under the Recap Agreement. The court denied issuance of a temporary restraining order and set June 13, 2002 as the date for oral argument. Century filed a voluntary chapter 11 bankruptcy petition on June 10, 2002. On June 12, 2002, ML Media sought a temporary restraining order and preliminary injunction enjoining Adelphia from preventing ML Media’s assumption of management of the Company. The court denied issuance of a temporary restraining order and set June 13, 2002 as the date for oral argument. On June 13, 2002, Century removed the action to the United States Bankruptcy Court for the Southern District of New York.

        On June 17, 2002, Century and Adelphia sought a temporary restraining order and preliminary injunction prohibiting ML Media from taking possession of the Deposit. The court denied Century and Adelphia’s application.

        On or about July 3, 2002, ML Media filed and served a First Amended Complaint against Adelphia, Century, the Company and Highland. The complaint alleged that the closing date under the Recap Agreement was either accelerated to either June 7, 2002, by reason of a change of control of Adelphia, or July 1, 2002 by reason of Adelphia’s defaults under certain of Adelphia’s indebtedness and that the defendants had failed to effect the Redemption. The complaint further alleged that Century had diverted from the Company at least $3,500 in excessive management fees. The complaint set forth seven purported causes of action, alleging, inter alia, that: (i) the Company breached the Recap Agreement by reason of it’s failure to perform the Redemption; (ii) Adelphia breached the Recap Agreement by reason of it’s failure to perform the Redemption, its failure to turn over management of the Company to ML Media, and its failure to indemnify ML Media; (iii) Century breached the Recap Agreement by reason of its failure to turn over management of the Company to ML Media, and its failure to indemnify ML Media; (iv) Highland breached the Recap Agreement by reason of its failure to indemnify ML Media, its failure to obtain financing for the Redemption, and its failure to reimburse ML Media for certain fees; (v) Adelphia and Century breached their fiduciary duty to ML Media; (vi) ML Media is entitled to specific performance of the Recap Agreement such that it may manage the Company; and (vii) ML Media is entitled to an injunction prohibiting Adelphia and Century from failing to turn over management of the Company to ML Media.

        On July 3, 2002, ML Media moved to sever its claims against the Company and Highland and remand them to state court. All of the defendants opposed the motion. A hearing was held on or about August 9, 2002 and in an opinion dated November 8, 2002, the court denied the motion.

        On July 30, 2002, Highland moved to dismiss the complaint on the grounds that it constituted an attempt to enforce an executory contract against two debtors, Adelphia and Century, as well as an attempt to exercise control over estate property. On August 7, 2002, Adelphia and Century moved to dismiss the complaint by reason of its failure to allege the closing of a change of control transaction or, in the alternative, they sought summary judgment with respect to such claimed acceleration. On August 8, 2002, the Company joined in Adelphia and Century’s motion. ML Media opposed the motions. On August 8, 2002, ML Media moved for summary judgment on its claims against the Company and Highland. The defendants opposed the motion, inter alia, asserting that acceleration had not occurred and that the Recap Agreement constituted a fraudulent conveyance, citing, inter alia, the conflicts of interest held by those executing the agreement, the absence of value received by the Company in exchange for its obligation to pay ML Media $275,000, and the transfer to Highland of a 60% interest in the Company. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Court: (i) denied all of the parties’ motions for summary judgment, except that the Court (ii) found “as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of Adelphia, Century and Highland is now in default.” The Court granted summary judgment only to such extent.

        On September 30, 2002, Century filed the voluntary chapter 11 bankruptcy petition for the

Company. On or about October 11, 2002, ML Media moved to dismiss the petition, inter alia, on the grounds that: (i) under applicable law and the Joint Venture Agreement, Century lacked the authority to file the petition without the consent of ML Media; and (ii) the court could not treat the petition as involuntarily filed because the Company was paying its debts as they came due and the $279,800 sought by ML Media from the Company was the subject of a bona fide dispute. Century and the Company opposed the motion. A hearing was held on November 15, 2002, and no decision has been rendered.

        Subject to the outcome of the litigation noted above, the Company and Adelphia may be required to pay $279,800 to ML Media for their 50% ownership in the joint venture and other amounts that may result from the outcome of this litigation. No accrual for the outcome of the litigation has been recorded in the accompanying unaudited financial statements.

10. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report on pages 12 through 17 are for the period from December 1, 2002 through December 31, 2002 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The following schedules for sales and other taxes due, gross taxable sales and real estate and personal property taxes paid are not applicable since the province of Puerto Rico does not have these types of taxes. The accompanying Bankruptcy Court reporting schedules have been obtained from the books and records of the Company and Adelphia, as applicable, and are unaudited.

CENTURY-ML CABLE VENTURE(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended December 31, 2002	Reference
Gross wages paid	$56,044.35	Schedule I
Employee payroll taxes withheld	10,143.69	Schedule I
Employer payroll taxes due	4,766.67	Schedule I
Payroll taxes paid*	8,600.70	Schedule II*
Sales and other taxes due**	N/A	Schedule III
Gross taxable sales**	N/A	Schedule III
Real estate and personal property taxes paid**	N/A	Schedule IV
Other taxes paid	394,291.67	Schedule V
Cash disbursements	691,642.48	Schedule VI
Insurance coverage	N/A	Schedule VII

* The amount reported above for payroll taxes paid is based upon the date paid and not due.

** See Note 10 in the accompanying notes to unaudited financial statements for disclosure regarding these schedules.

CENTURY-ML CABLE VENTURE
(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule I Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended December 31, 2002

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Payroll Employer Taxes Due

December 1, 2002	$7,518.42	$1,705.55	$629.41
December 8, 2002	32,754.64	4,973.90	2,805.25
December 15, 2002	8,348.25	1,880.41	699.46
December 22, 2002	7,423.04	1,583.83	631.55

Total	$56,044.35	$10,143.69	$4,765.67

CENTURY-ML CABLE VENTURE
DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule II	Page 1 of 1

Court Reporting schedules for Payroll Taxes Paid for the Month Ended December 31, 2002

Payee	Payroll Taxes Paid*	Payment Date

Internal Revenue Service	$1,150.31	December 9, 2002
Internal Revenue Service	5,070.01	December 13, 2002
Internal Revenue Service	1,244.70	December 27, 2002
Internal Revenue Service	1,135.68	December 31, 2002

Total	$8,600.70

*The amount reported above for payroll taxes paid is based upon the date paid and not due.

CENTURY-ML CABLE
VENTURE(DEBTOR-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V		Page 1 of 1

Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2002

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid

Department of Treasury	Individual Corp W/H	$631.15	December 6, 2002
Department of Treasury	Excise Tax	553.44	December 6, 2002
Department of Treasury	Non-resident 29% tax W/H	11,363.93	December 10, 2002
Department of Treasury	Corp. Estimate Tax	362,500.00	December 16, 2002
Department of Treasury	Non-resident 29% tax W/H	19,243.15	December 18, 2002

Total		$394,291.67

CENTURY-ML CABLE VENTURE(DEBTOR-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI		Page 1 of 1

Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2002

LEGAL ENTITY	Case Number	Disbursements

Century-ML Cable Venture	02-14838	$691,642.48

CENTURY-ML CABLE VENTURE
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

	Schedule VII		Page 1 of 1

Court Reporting schedules for Insurance Coverage

Coverage	Company	Policy No.	Term

Property & Inland Marine: All Risk	Royal Indemnity Company	RHD315165	05/16/00 - 05/16/03
Property Including Antennas,
Microwave Dishes, Earth Stations, and
Receiving Dishes

Difference in Conditions	Essex Insurance Company	MSP6409	05/16/02 - 05/16/03
	Underwriter @ Lloyds	LLX40289	05/16/02 - 05/16/03
Thru Western Re/Managers

Transmission Lines/Business	United Assurance Co	TD051600	05/16/00 - 05/16/03
Interruption

Commercial General Liability	Royal & Sun Alliance	CLP20126044	05/16/2002-07/24/2003
Insurance (PR), Inc.

Commercial Automobile	Universal Insurance Company	09-CAP518-0135378	07/01/2003-06/30/2003

Worker's Compensation	Corporacion del Fondo de	8316000571	07/01/2002-06/30/2003
Seguro del Estado

Fiduciary Dishonesty	American International	163-00685	01/26/2002-01/26/2003
Bond	Insurance Company

Umbrella Excess Liability	Liberty Mutual	TH1641004429-012	05/16/02 - 05/16/03
Excess Liability	Federal Insurance Co	79808108	05/16/02 - 05/16/03

International Package	Great Northern Insurance Co.	73223119	05/16/02 - 05/16/03

Pollution Liability	Federal Insurance	37251845	01/01/03 - 01/01/04
		37251846	01/01/03 - 01/01/04